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                                                                  EXHIBIT 99.1

             1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN


1.   PURPOSE
a. The purpose of the Valence Technology, Inc. 1996 Non-Employee Directors' Stock Option Plan ("Plan") is to provide a means by which each director of Valence Technology, Inc., a Delaware corporation ("Company") who is not otherwise an employee of the Company or of any Affiliate of the Company (each such person being hereinafter referred to as a "Non-Employee Director") will be given an opportunity to purchase stock of the Company.
b. The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time ("Code").
c. The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2.   ADMINISTRATION
a. The Plan shall be administered by the Board of Directors of the Company ("Board") unless and until the Board delegates administration to a committee, as provided in subparagraph 2.b.
b. The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board ("Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the power theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.   SHARES SUBJECT TO THE PLAN
a. The stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate seven hundred fifty thousand (750,000) shares of the Company's common stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.
b. The stock subject to the Plan may unissued shares or reacquired shares, bought on the market or otherwise.

4.   ELIGIBILITY
Options shall be granted only to Non-Employee Directors of the Company.

5.   NON-DISCRETIONARY GRANTS
a. Each person who is, after the Effective Date, elected for the first time to be a Non-Employee Director automatically shall, upon the date of initial election to be a Non-Employee Director by the Board or Stockholders of the Company, be granted an option to purchase one hundred thousand (100,000) shares of common stock of the Company on the terms and conditions set forth herein. The exercise price of each such option shall be equal to the last sale price per share of the Company's Common Stock on the National Market of the Nasdaq Stock Market on the date of the grant as reported in THE WALL STREET JOURNAL, which the Board hereby determines, after consideration of all relevant factors, to be equal to the fair market value of the Company's Common Stock on the date hereof, and this option shall become exercisable according to one-fifth vesting on the date of the first and second anniversary of the date the Non-Employee Director was elected to the Board and one-twentieth quarterly vesting over the remaining three (3) year vesting schedule, with vesting to begin on the date of the grant, and the appropriate officers of the Company are hereby authorized and directed to execute an option agreement with the foregoing optionee in the form approved by the Board for use with the Plan, as well as any and all other documents convenient or proper to carry the foregoing option into effect, and to perform the commitments of the Company upon the exercise of such option, including but not limited to the sale and issuance of the shares covered by such options.
b. On the Effective Date of the Plan, each person who is, as of that date, a Non-Employee Director who has never before been granted an option by the Company, automatically shall be granted an option to


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purchase one hundred thousand (100,000) shares of common stock of the
Company. The exercise prices and vesting schedule shall be determined as described in section 5.a., above.
c. On the anniversary of a Non-Employee Director's election to the Board (or the anniversary of the Effective Date of the Plan for a Non-Employee Director who received a stock option under section 5.b., above), the Non-Employee Director shall be granted an option to purchase shares of the Company's common stock. The number of shares subject to such option shall be equal to one hundred thousand (100,000) less the number of unvested shares subject to options granted to the Non-Employee Director by the Company. The exercise price shall be determined as described in section 5.a., above. This option shall be become exercisable according to one-twelfth quarterly vesting over a three (3) year vesting period, with vesting to begin on the date of the grant.

6.   OPTION PROVISIONS
a. The term of each option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date ("Expiration
Date") ten (10) years from the date of grant. If the optionee's service as a Non-Employee Director or employee of or Consultant to the Company or any Affiliate terminates for any reason or for no reason, the option shall terminate on the earlier of the Expiration Date or the date twelve (12) months following the date of termination of all such service; provided, however, that if such termination of service is due to the optionee's death, the option shall terminate on the earlier of the Expiration Date or eighteen
(18) months following the date of the optionee's death. In any and all circumstances, an option may be exercised following termination of the optionee's service as a Non-Employee Director, or employee of, or consultant, to the Company, or any Affiliate, only as to that number of shares as to which it was exercisable on the date of termination of such service.
b. Payment of the exercise price of each option is due in full in cash upon any exercise when the number of shares being purchased upon such exercise is one thousand (1,000) shares or less. However, when the number of shares being purchased upon as exercise is more than one thousand (1,000) shares, the optionee may elect to make payment of the exercise price under one of the following alternatives:
     i. payment of the exercise price per share in cash or by check at the time of exercise;
     ii. provided that at the time of the exercise the Company's common stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of shares of common stock of the Company already owned by the optionee, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interest, which common stock shall be valued at its fair market value on the date preceding the date of exercise; or
     iii. payment by a combination of the methods of payment specified in sections 6.b.i and 6.b.ii, above.
Notwithstanding the foregoing, this option may be exercised pursuant to a program developed under Regulation T as promulgated by the Federal Reserve
Board which results in the receipt of cash (or check) by the Company prior to the issuance of shares of the Company's common stock.
c. A option may be transferred to the extent provided in the option agreement; provided that if the option agreement does not expressly permit the transfer of a option, the option shall not be transferable except by will, by the laws of descent and distribution or pursuant to a domestic relations order satisfying the requirements of Rule 16b-3, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or any transferee pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the option is granted may, be delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the optionee, shall thereafter be entitled to exercise the option.
d. The minimum number of shares with respect to which this option may be exercised at any one time is one thousand (1,000), except (a) as to an installment subject to exercise, as set forth in paragraph 1, which amounts to fewer than one thousand (1,000) shares, in which case, as to the exercise of that installment, the number of such shares in such installment shall be the minimum number of shares, and (b) with respect to the final exercise of this option this minimum shall not apply. In no event may this option be exercised for any number of shares which would require the issuance of anything other than whole shares.
e. The Company may require any optionee, or any person to whom an option is transferred under subparagraph 6(d), as a condition of exercising any such option:
     i. to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters; and
     ii. to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock.


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These requirements, and any assurances given pursuant to such requirements, shall be inoperative if the issuance of the shares upon the exercise of the option has been registered under a then-currently-effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.
f. Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

7.   COVENANTS OF THE COMPANY
a. During the terms of the option granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.
b. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan, or any stock issued or issuable pursuant to any such option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options.

8.   USE OF PROCEEDS FROM STOCK
Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

9.   MISCELLANEOUS
a. Neither an optionee nor any person to whom an option is transferred under section 6.c shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.
b. Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Company or any Affiliate or shall affect any right of the Company, its Board or stockholders or any Affiliate to terminate the service of any Non-Employee Director with or without cause.
c. No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any option reserved for the purposes of the Plan except as to such shares of common stock, if any, as shall have been reserved for him pursuant to an option granted to him.
d. In connection with each option made pursuant to the Plan, it shall be a condition precedent to the Company's obligation to issue or transfer shares to a Non-Employee Director, or to evidence the removal of any restrictions on transfer, that such Non-Employee Director make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.

10.  ADJUSTMENTS UPON CHANGES IN STOCK
a. If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options.
b.   In the event of:
     i. a dissolution, liquidation or sale of substantially all of the assets of the Company;
     ii. a merger or consolidation in which the Company is not the surviving corporation;
     iii. a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or


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     iv.  any other capital reorganization (including a sale of stock of the
     Company to a single purchaser or single group of affiliated purchasers) after which less than fifty percent (50%) of the Outstanding voting shares of the new or continuing corporation are owned by shareholders of the Company immediately before such transaction;
options under the Plan shall immediately become fully vested and the time during which options outstanding under the Plan may be exercised shall be accelerated to permit the optionee to exercise all such options In full prior to such event, and the options shall terminate if not exercised prior to such event.

11.  AMENDMENT OF THE PLAN
a.   The Board at any time, and from time to time, may amend the Plan.
However, except as provided in paragraph 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Rule 16b-3 under the Exchange Act or any Nasdaq or securities exchange listing requirements.
b. Rights and obligations under any option granted before any amendment of the Plan shall not be impaired by such amendment unless:
     i. the Company requests the consent of the person to whom the option was granted; and
     ii.  such person consents in writing.

12.  TERMINATION OR SUSPENSION OF THE PLAN
a. The Board may suspend or terminate the Plan at any time. No options may be granted under the Plan while the Plan is suspended or after it is terminated.
b. Rights and obligations under any option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

13.  EFFECTIVE DATE OF THE PLAN; CONDITIONS OF EXERCISE
a. The Plan shall become effective on February 13, 1996 ("Effective Date"), provided that no options may be exercised unless and until the Plan is approved by stockholders of the Company.
b. No option granted under the Plan shall be exercised or exercisable unless and until the condition of subparagraph 13.a, above, has been met.

ADOPTED BY THE BOARD OF DIRECTORS ON FEBRUARY 13, 1996
AMENDED BY THE BOARD OF DIRECTORS ON DECEMBER 18, 1996
APPROVED BY THE STOCKHOLDERS ON JANUARY 31, 1997
AMENDED BY THE BOARD OF DIRECTORS ON JULY 22, 1997
AMENDED BY THE STOCKHOLDERS ON OCTOBER 3, 1997
AMENDED BY THE BOARD OF DIRECTORS ON NOVEMBER 1, 1998.
AMENDED BY THE STOCKHOLDERS ON FEBRUARY 4, 1999.


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